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                                     FORM OF
                              AMENDMENT NUMBER 4 TO
                          INVESTMENT SERVICES AGREEMENT

      Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), the following funds are hereby included in the Agreement as Portfolios. All provisions in the Agreement shall apply to the management of the new funds.

   -  The Hartford Retirement Income Fund

   -  The Hartford Target Retirement 2010 Fund

   -  The Hartford Target Retirement 2020 Fund

   -  The Hartford Target Retirement 2030 Fund

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of _______________, 2005.

                                                 HARTFORD INVESTMENT FINANCIAL
                                                 SERVICES, LLC

                                                 By: ___________________________
                                                       David M. Znamierowski
                                                       Executive Vice President

                                                 HARTFORD INVESTMENT MANAGEMENT
                                                 COMPANY

                                                 By: ___________________________
                                                       David M. Znamierowski
                                                       President